As filed with the Securities and Exchange Commission on March 12, 2009

Registration No. 333-138655

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES
ACT OF 1933

SYNVISTA THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	13-3304550
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification Number)

221 West Grand Avenue Montvale, New Jersey (Address of Principal Executive Offices)	07645 (Zip Code)

Noah Berkowitz, M.D., Ph.D. President and Chief Executive Officer	Copies to: Megan N. Gates, Esq.
Synvista Therapeutics, Inc.	Mintz, Levin, Ferris, Glovsky & Popeo, P.C.
221 West Grand Avenue	One Financial Center
Montvale, NJ 07645	Boston, MA 02111
(201) 934-5000	(617) 542-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Not Applicable
(Approximate date of commencement of proposed sale to the public)

DEREGISTRATION OF UNSOLD SECURITIES

On November 13, 2006, Synvista Therapeutics, Inc., formerly known as Alteon Inc. (the “Company”), filed a Registration Statement on Form S-3 (File No. 333-138655) (the “Registration Statement”) to register 19,460,866 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”).  This offering has been terminated because the Company intends to deregister its Common Stock under the Securities Exchange Act of 1934, as amended.   Consequently, in accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offering, the Company hereby removes from registration the securities of the Company that are registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montvale, State of New Jersey on March 12, 2009.

SYNVISTA THERAPEUTICS, INC.

/s/ Noah Berkowitz, M.D., Ph.D.
Noah Berkowitz, M.D., Ph.D.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Noah Berkowitz, M.D., Ph.D.	President, Chief Executive	March 12, 2009
Noah Berkowitz, M.D., Ph.D.	Officer and Director

/s/ Wendy A. Milici	Principal Financial Officer and	March 12, 2009
Wendy A. Milici	Principal Accounting Officer

/s/ John F. Bedard	Director	March 12, 2009
John F. Bedard

/s/ William Federici	Director	March 12, 2009
William Federici

/s/ Mary C. Tanner	Director	March 12, 2009
Mary C. Tanner

/s/ Wayne P. Yetter	Director	March 12, 2009
Wayne P. Yetter